Exhibit 99.1
Direct Digital Holdings Reports Third Quarter 2025
Financial Results

Buy-side Revenue Increased 7% in Q3 2025 Compared to Q3 2024

Consolidated Revenue Decreased 12% in Q3 2025 Compared to Q3 2024

Reduced Operating Expenses by 15% in Q3 2025 Compared to Q3 2024 and 20% for the First Nine Months of 2025 Compared to the Prior Year

Houston, TX, November 6, 2025 -- Direct Digital Holdings, Inc. (Nasdaq: DRCT) ("Direct Digital Holdings" or the "Company"), a leading advertising and marketing technology platform operating through its companies Colossus Media, LLC ("Colossus SSP") and Orange 142, LLC ("Orange 142"), today announced financial results for the third quarter ended September 30, 2025.

Mark D. Walker, Chairman and Chief Executive Officer, commented, “We focused more resources on our profitable buy-side segment, resulting in continued growth in this segment during the quarter, where revenue increased 7% over the prior year period to $7.3 million and contributed the majority of consolidated revenue. Our efforts to improve operational efficiency and our cost savings initiatives implemented in 2024 have consistently resulted in meaningful expense reductions throughout 2025, totaling $4.5 million of savings or an approximately 20% decrease in expenses year to date.

“On the sell side of our business, which we believe will take time to turnaround, revenue was impacted by lower than anticipated impression inventory and engagement levels. The third quarter brought fundamental changes to the supply side platform (“SSP”) landscape, demanding greater adaptability in our rebuild strategy, which we are addressing.

“While this past year has presented significant challenges, it has also accelerated our efforts to evolve into an AI-first company — streamlining workflows, enhancing capabilities, and driving measurable improvements in cost, efficiency, and productivity. We're aggressively deploying AI across internal analytics, decision-making, and optimization, while developing new customer solutions including agentic features that leverage our 200 billion monthly impressions. Our priorities remain clear: build a more diversified and durable platform for long-term growth and deliver effective solutions to our underserved small and mid-sized partners,” Mr. Walker continued.

Keith Smith, President, commented, “As we continue to re-align our business model, we remain agile in our approach to securing new partners and opportunities, while expanding our relationships with our existing client base. From a liquidity perspective, we continue to explore strategic opportunities to support key growth initiatives and drive long term value for our shareholders.”

Third Quarter 2025 Highlights

•Processed approximately 192 billion average monthly impressions through the sell-side advertising segment.
•Number of sell-side advertisers increased over 5% compared to the third quarter of 2024.
•Buy-side advertising segment served about 220 customers in the third quarter of 2025.
•Buy-side advertising revenue for the third quarter of 2025 included $2.1 million from customers in new verticals, reflecting the Company’s ongoing expansion efforts.
•Continued to consider strategic opportunities to support key growth initiatives and drive long term value for shareholders.

Third Quarter 2025 Financial Results

•Revenue of $8.0 million decreased 12% compared to $9.1 million in the third quarter of 2024.
•Sell-side advertising segment revenue of $0.6 million decreased as compared to $2.2 million in the third quarter of 2024, primarily related to a decrease in impression inventory when compared to the third quarter of 2024.

•Buy-side advertising segment revenue of $7.3 million increased 7% compared to $6.9 million in the third quarter of 2024.
•Gross profit was $2.2 million, or 28% of revenue, compared to $3.5 million, or 39% of revenue, in the third quarter of 2024.
•Operating expenses of $6.1 million decreased approximately $1.0 million, or 15%, compared with $7.2 million in the same period of 2024.
•Operating loss was ($3.9 million), compared to operating loss of ($3.7 million) in the prior year period.
•Net loss improved to ($5.0 million) or ($0.24) per basic and diluted share compared to net loss of ($6.4 million) or ($0.71) per basic and diluted share in the third quarter of 2024.
•Adjusted EBITDA(1) loss was $3.0 million in the third quarter of 2025 compared to a loss of $2.9 million in the third quarter of 2024.
•As of September 30, 2025, the Company held cash and cash equivalents of $0.9 million compared to $1.4 million as of December 31, 2024.

Nine Months Ended September 30, 2025 Financial Results

•Revenue of $26.3 million decreased 51% compared to $53.2 million in the first nine months of 2024.
•Sell-side advertising segment revenue of $5.2 million decreased 84% compared to $33.0 million in the first nine months of 2024, primarily related to a decrease in impression inventory when compared to the prior year period.
•Buy-side advertising segment revenue of $21.1 million increased 5% compared to $20.2 million in the same period of 2024.
•Gross profit was $8.2 million, or 31% of revenue, compared to $14.4 million, or 27% of revenue, in the first nine months of 2024.
•Operating expenses of $18.4 million decreased $4.5 million, or 20%, compared with $23.0 million in the same period of 2024.
•Operating loss was ($10.3 million), compared to operating loss of ($8.5 million) in the first nine months of the prior year.
•Net loss was ($15.1 million) compared to net loss of ($13.3 million) in the first nine months of 2024.
•Adjusted EBITDA loss was ($7.4 million) in the first nine months of 2025 compared to a loss of ($5.9 million) in the first nine months of 2024.

During the quarter, the Company announced the issuance of $25 million of a new series of Series A Convertible Preferred Stock, at a premium conversion price of $2.50 per share of Class A Common Stock. The investment was made through the conversion of a portion of existing debt into the new class of perpetual convertible preferred stock. The preferred stock is redeemable in whole or in part at the Company's direction, votes on an as-converted basis with the Class A common stock, and carries a 10% cumulative annual dividend payable if, as and when declared by the Company's board of directors.

On October 14, 2025, the Company issued an additional $10 million of Series A Convertible Preferred Stock. At the end of October 2025, the Company expanded its Equity Reserve Facility by 50 million shares approved by stockholders to a total facility amount of $100 million. Since November 2024 when the program launched through September 2025, the Company has raised $8.9 million through the Equity Reserve Facility.

Diana Diaz, Chief Financial Officer, commented, “We are encouraged by the growth we are seeing from our buyside business, particularly as we move into the fourth quarter which we expect to be stronger than the fourth quarter of last year. On the sell-side, we continue to face challenges but are focused on our efforts to rebuild to our prior levels, targeting new customers and developing new product offerings, including offerings that leverage both sides of our business and benefit our customers. Finally, we continue to demonstrate progress reducing operating expenses, creating a more efficient organization as we execute our strategy to return the business to growth and profitability.”

Conference Call and Webcast Details

Direct Digital will host a conference call today, November 6, 2025, at 5:00 p.m. Eastern Time to discuss the Company’s third quarter 2025 financial results. The live webcast and replay can be accessed at https://ir.directdigitalholdings.com/news-events/ir-calendar. Please access the website at least fifteen minutes prior to the call to register, download and install any necessary audio software. For those who cannot access the webcast, a replay will be available at https://ir.directdigitalholdings.com/.

Cautionary Note Regarding Forward Looking Statements

(1) “Adjusted EBITDA” is a non-GAAP financial measure. The section titled “Non-GAAP Financial Measures” below describes our usage of non-GAAP financial measures and provides reconciliations between historical GAAP and non-GAAP information contained in this press release.

This press release contains forward-looking statements within the meaning of federal securities laws that are subject to certain risks, trends and uncertainties. We use words such as “could,” “would,” “may,” “might,” “will,” “expect,” “likely,” “believe,” “continue,” “anticipate,” “estimate,” “intend,” “plan,” “project” and other similar expressions to identify forward-looking statements, but not all forward-looking statements include these words. All of our forward-looking statements involve estimates and uncertainties that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Accordingly, any such statements are qualified in their entirety by reference to the information described under the caption “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “Form 10-K”) and subsequent periodic and or current reports filed with the Securities and Exchange Commission (the “SEC”).

The forward-looking statements contained in this press release are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you read and consider this press release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond our control) and assumptions.

Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual operating and financial performance and cause our performance to differ materially from the performance expressed in or implied by the forward-looking statements. We believe these factors include, but are not limited to, the following: the restrictions and covenants imposed upon us by our credit facilities; the substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing; our ability to secure additional financing to meet our capital needs; our ineligibility to file short-form registration statements on Form S-3, which may impair our ability to raise capital; our failure to satisfy applicable listing standards of the Nasdaq Capital Market resulting in a potential delisting of our common stock; costs, risks and uncertainties related to restatement of certain prior period financial statements; any significant fluctuations caused by our high customer concentration; risks related to non-payment by our clients; reputational and other harms caused by our failure to detect advertising fraud; operational and performance issues with our platform, whether real or perceived, including a failure to respond to technological changes or to upgrade our technology systems; restrictions on the use of third-party “cookies,” mobile device IDs or other tracking technologies, which could diminish our platform’s effectiveness; unfavorable publicity and negative public perception about our industry, particularly concerns regarding data privacy and security relating to our industry’s technology and practices, and any perceived failure to comply with laws and industry self-regulation; our failure to manage our growth effectively; the difficulty in identifying and integrating any future acquisitions or strategic investments; any changes or developments in legislative, judicial, regulatory or cultural environments related to information collection, use and processing; challenges related to our buy-side clients that are destination marketing organizations and that operate as public/private partnerships; any strain on our resources or diversion of our management’s attention as a result of being a public company; the intense competition of the digital advertising industry and our ability to effectively compete against current and future competitors; any significant inadvertent disclosure or breach of confidential and/or personal information we hold, or of the security of our or our customers’, suppliers’ or other partners’ computer systems; as a holding company, we depend on distributions from Direct Digital Holdings, LLC (“DDH LLC”) to pay our taxes, expenses (including payments under the Tax Receivable Agreement) and any amount of any dividends we may pay to the holders of our common stock; the fact that DDH LLC is controlled by DDM, whose interest may differ from those of our public stockholders; any failure by us to maintain or implement effective internal controls or to detect fraud; and other factors and assumptions discussed in our Form 10-K and subsequent periodic and current reports we may file with the SEC.

Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove to be incorrect, our actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as required by law, we undertake no obligation to update any forward-looking statement contained in this press release to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. New factors that could cause our business not to develop as we expect emerge from time to time, and it is not possible for us to predict all of them. Further, we cannot assess the impact of each currently known or new factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

About Direct Digital Holdings

Direct Digital Holdings (Nasdaq: DRCT) combines cutting-edge sell-side and buy-side advertising solutions, providing data-driven digital media strategies that enhance reach and performance for brands, agencies, and publishers of all sizes. Our sell-side platform, Colossus SSP, offers curated access to premium, growth-oriented media properties throughout the digital ecosystem. On the buy-side, Orange 142 delivers customized, audience-focused digital marketing and advertising solutions that enable mid-market and enterprise companies to achieve measurable results across a range of platforms, including programmatic, search, social, CTV, and influencer marketing. With extensive expertise in high-growth sectors such as Energy, Healthcare, Travel & Tourism, and Financial Services, our teams deliver performance strategies that connect brands with their ideal audiences.

At Direct Digital Holdings, we prioritize personal relationships by humanizing technology, ensuring each client receives dedicated support and tailored digital marketing solutions regardless of company size. This empowers everyone to thrive by generating billions of monthly impressions across display, CTV, in-app, and emerging media channels through advanced targeting, comprehensive data insights, and cross-platform activation. DDH is "Digital advertising built for everyone.”

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and par value amounts)

	September 30, 2025	December 31, 2024
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$871	$1,445
Accounts receivable, net of provision for credit losses of $934 and $978, respectively	3,594	4,973
Prepaid expenses and other current assets	2,138	2,117
Total current assets	6,603	8,535

Property, equipment and software, net	164	341
Goodwill	6,520	6,520
Intangible assets, net	8,265	9,730
Operating lease right-of-use assets	749	832
Other long-term assets	234	48
Total assets	$22,535	$26,006

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$8,183	$7,657
Accrued liabilities	1,888	1,257
Accrued liabilities - related party	1,875	—
Liability related to tax receivable agreement, current portion	41	41
Current maturities of long-term debt	—	3,700
Current maturities of long-term debt - related party	4,931	—
Deferred revenues	548	507
Operating lease liabilities, current portion	215	188
Income taxes payable	66	—
Total current liabilities	17,747	13,350

Long-term debt, net of current portion, deferred financing cost and debt discount	150	31,603
Long-term debt, net of current portion, deferred financing cost and debt discount - related party	10,667	—
Operating lease liabilities, net of current portion	666	783
Total liabilities	29,230	45,736

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ DEFICIT
Series A Convertible Preferred Stock, $0.001 par value per share, 10,000,000 shares authorized, 25,000 and 0 shares issued and outstanding, respectively	—	—
Class A Common Stock, $0.001 par value per share, 160,000,000 shares authorized, 16,675,005 and 5,450,554 shares issued and outstanding, respectively	17	6
Class B Common Stock, $0.001 par value per share, 20,000,000 shares authorized, 9,575,500 and 10,868,000 shares issued and outstanding, respectively	10	11
Additional paid-in capital	14,862	3,769
Accumulated deficit	(16,058)	(8,774)
Noncontrolling interest	(5,526)	(14,742)
Total stockholders’ deficit	(6,695)	(19,730)
Total liabilities and stockholders’ deficit	$22,535	$26,006

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per-share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues
Sell-side advertising	$641	$2,202	$5,153	$33,001
Buy-side advertising	7,343	6,873	21,133	20,204
Total revenues	7,984	9,075	26,286	53,205

Cost of revenues
Sell-side advertising	1,457	2,654	6,946	30,670
Buy-side advertising	4,313	2,907	11,171	8,091
Total cost of revenues	5,770	5,561	18,117	38,761
Gross profit	2,214	3,514	8,169	14,444

Operating expenses
Compensation, taxes and benefits	3,624	3,526	10,927	12,216
General and administrative	2,501	3,646	7,502	10,757
Total operating expenses	6,125	7,172	18,429	22,973
Loss from operations	(3,911)	(3,658)	(10,260)	(8,529)

Other income (expense)
Other income	15	99	61	190
Expenses for Equity Reserve Facility	—	—	(198)	—
Interest expense	(1,104)	(1,413)	(4,739)	(4,068)
Total other expense, net	(1,089)	3,887	(4,876)	1,323

Loss before income taxes	(5,000)	229	(15,136)	(7,206)
Income tax benefit	—	6,606	—	6,132
Net loss	(5,000)	(6,377)	(15,136)	(13,338)

Net loss attributable to noncontrolling interest	(2,320)	(3,687)	(7,852)	(9,283)
Net loss attributable to Direct Digital Holdings, Inc.	$(2,680)	$(2,690)	$(7,284)	$(4,055)

Net loss per common share attributable to Direct Digital Holdings, Inc.:
Basic	$(0.24)	$(0.71)	$(0.78)	$(1.11)
Diluted	$(0.24)	$(0.71)	$(0.78)	$(1.11)

Weighted-average number of shares of common stock outstanding:
Basic	12,867	3,793	9,855	3,667
Diluted	12,867	3,793	9,855	3,667

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	NineMonths Ended September 30,
	2025	2024
Cash Flows Used In Operating Activities:
Net loss	$(15,136)	$(13,338)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of deferred financing cost and debt discount	3,123	558
Amortization of intangible assets	1,465	1,465
Reduction in carrying amount of right-of-use assets	135	115
Depreciation and amortization of property, equipment and software	215	205
Stock-based compensation	1,079	811
Deferred income taxes	—	6,132
Derecognition of tax receivable agreement liability	—	(5,201)
Provision for credit losses/bad debt expense	6	36
Changes in operating assets and liabilities:
Accounts receivable	1,373	30,884
Prepaid expenses and other assets	(878)	(394)
Accounts payable	639	(27,474)
Accrued liabilities and tax receivable agreement payable	978	(1,471)
Income taxes payable	66	65
Deferred revenues	41	595
Operating lease liability	(142)	(83)
Net cash used in operating activities	(7,036)	(7,095)

Cash Flows Used In Investing Activities:
Cash paid for capitalized software and property and equipment	(38)	(17)
Net cash used in investing activities	(38)	(17)

Cash Flows Provided by Financing Activities:
Proceeds from note payable	3,804	—
Payments on term loan	—	(373)
Proceeds from line of credit	—	6,700
Payments on shares withheld for taxes	—	(551)
Payment of expenses for Equity Reserve Facility	(198)	—
Proceeds from issuance of Class A Common Stock	6,708	—
Payments on line of credit	(3,700)	—
Payments on financed insurance premiums	(114)	—
Proceeds from options exercised	—	92
Proceeds from warrants exercised	—	215
Net cash provided by financing activities	6,500	6,083

Net increase (decrease) in cash and cash equivalents	(574)	(1,029)
Cash and cash equivalents, beginning of the period	1,445	5,116
Cash and cash equivalents, end of the period	$871	$4,087

Non-cash Financing Activities:
Financed insurance premiums	$291,000	$—
Common stock issued for subscription receivable	$525,000	$—
Conversion of term loan into preferred stock net of premium	$21,399,000	$—
Accrued term loan amendment closing fee	$1,000	$—
Funding of interest reserve through debt	$93,000	$—
Non-cash funding of debt issuance costs	$78,000	$—

NON-GAAP FINANCIAL MEASURES

In addition to our results determined in accordance with U.S. generally accepted accounting principles (“GAAP”), including, in particular operating income, net cash provided by operating activities, and net income, we believe that earnings before interest, taxes, depreciation and amortization, as adjusted for stock-based compensation, expenses for the Equity Reserve Facility and derecognition of tax receivable agreement liability (“Adjusted EBITDA”), a non-GAAP measure, is useful in evaluating our operating performance. The most directly comparable GAAP measure to Adjusted EBITDA is net income.

In addition to operating income and net income, we use Adjusted EBITDA as a measure of operational efficiency. We believe that this non-GAAP financial measure is useful to investors for period-to-period comparisons of our business and in understanding and evaluating our operating results for the following reasons:

•Adjusted EBITDA is widely used by investors and securities analysts to measure a company’s operating performance without regard to items such as depreciation and amortization, interest expense, provision for income taxes, stock-based compensation and certain one-time items such as acquisition transaction costs and costs for the Equity Reserve Facility that can vary substantially from company to company depending upon their financing, capital structures and the method by which assets were acquired;

•Our management uses Adjusted EBITDA in conjunction with GAAP financial measures for planning purposes, including the preparation of our annual operating budget, as a measure of operating performance and the effectiveness of our business strategies and in communications with our board of directors concerning our financial performance; and

•Adjusted EBITDA provides consistency and comparability with our past financial performance, facilitates period-to-period comparisons of operations, and also facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Our use of this non-GAAP financial measure has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under GAAP. The following table presents a reconciliation of Adjusted EBITDA to net loss for each of the periods presented:

NON-GAAP FINANCIAL METRICS
(unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net loss	$(5,000)	$(6,377)	$(15,136)	$(13,338)
Add back (deduct):
Interest expense	1,104	1,413	4,739	4,068
Amortization of intangible assets	488	488	1,465	1,465
Stock-based compensation	374	149	1,079	811
Depreciation and amortization of property, equipment and software	71	67	215	205
Expenses for Equity Reserve Facility	—	—	198	—
Income tax expense	—	6,606	—	6,132
Derecognition of tax receivable agreement liability	—	(5,201)	—	(5,201)
Adjusted EBITDA	$(2,963)	$(2,855)	$(7,440)	$(5,858)

Contacts:
Investors:
IMS Investor Relations
Walter Frank/Jennifer Belodeau
(203) 972-9200
investors@directdigitalholdings.com